ASSIGNMENT

ASSIGNMENT AGREEMENT

THIS AGREEMENT, made and entered into as of this 14th day of February 2005, by and between:

RICHARD S. SADOWSKI (ASSIGNOR), an individual residing at 100 Glassy Falls Trail, Travelers Rest, SC 29690, USA; and

975110 ALBERTA LTD. (ASSIGNEE), an Alberta, Canada corporation with a principal place of business located at P.O. Box 4021, Spruce Grove, Alberta, T7X3B2, CANADA;

(Assignor and Assignee shall individually be referred to as a "Party", and collectively as the "Parties".)

ASSIGNOR INITIALS
2/14/05 Date

ASSIGNEE INITIALS
Date 14 FEB 05

ASSIGNMENT

WITNESSITH:

I. WHEREAS, Richard S. Sadowski (ASSIGNOR), an individual residing at 100 Glassy Falls Trail, Travelers Rest, SC 29690, USA, is the sole inventor and owner of the invention entitled "Process and Apparatus for Low Cost Hydrogen Generation"; hereinafter referred to as "THE HYDROGEN INVENTION", and

II. WHEREAS, 975110 Alberta Ltd. (ASSIGNEE), an Alberta, Canada corporation with a principal place of business located at P.O. Box 4021, Spruce Grove, Alberta, T7X3B2, CANADA wishes to acquire the entire right, and title in and to THE HYDROGEN INVENTION throughout the world, and all right and title in, to and under any and all Letters Patent of the United States and all other countries throughout the world to be obtained;

III. NOW, THEREFORE, ASSIGNOR sells, assigns, and transfers to ASSIGNEE all right and title in and to THE HYDROGEN INVENTION throughout the world, and any and all divisions, continuations, and reissues and examinations thereof, and any and all future Letters Patent of the United States and foreign countries which may be granted therefore.

IV. In consideration for this assignment ASSIGNEE will pay:

(1) All legal fees and costs associated with prosecuting this patent application, including all divisions, continuations, and reissues and reexaminations thereof, necessary to secure patent rights for the HYDROGEN INVENTION in certain selected countries including at least the U.S A., Sweden, Germany, Switzerland, Great Britain, China, and other such countries where the ASSIGNEE deems patent protection to be economically justified, hereinafter referred to as "PROSECUTION EXPENSES",

(2) A one time per unit fee to the ASSIGNOR. Within thirty (30) days of any contract, sale, or other pertinent document of value, of two hundred fourteen dollars and eighty three cents ($214.83) PER MILLION BTU HEAT INPUT PER HOUR (GCV) escalated per Consumer Price Index (CPI) starting in 2004 per application from the licensing, or use, or use by a third party, of the technology embodied in the allowed claims of any patent covering THE HYDROGEN INVENTION by ASSIGNEE, its successors, or assigns, resulting from the licensing, sale, use or other means resulting in value. For non-hydrogen production apparatus applications, the one time per unit fee to the ASSIGNOR shall be 2% of gross sales.

As used herein, the term "PER MILLION BTU HEAT INPUT PER HOUR (GCV)" means biomass (or any other fuel) reformed or as fired fuel rate gross calorific value (GCV) as defined by current Federal EPA method Pt. 60, App. A, Meth. 19 for as fired heat input to stationary steam generating sources.

ASSIGNOR INITIALS [initials]
2/21/05 Date

ASSIGNEE INITIALS [initials]
Date 14 FEB 05

(3) A one time up front fee to the ASSIGNOR within thirty (30) days of this agreement, of $25,000 U.S. (twenty five thousand U.S. dollars) to defray the cost of shipping ASSIGNOR'S existing test apparatus to Alberta, Canada, and for ASSIGNOR to make two trips there for purposes of technology transfer to ASSIGNEE.

V. ASSIGNOR hereby warrants and covenants that (1) he has the full right to convey the entire rights and title herein assigned, and that he has not executed and will not execute any agreement in conflict herewith for the term of the agreement; and (2) he knows of no events or facts which would bar the allowance of any claims in the aforesaid application under 35 USC Section 102. The term shall be twenty years from this agreement date, or any patent expiration date whichever is later.

VI. ASSIGNOR further warrants and covenants that he will, at any time, upon request and at the expense of the ASSIGNEE, (1) promptly execute and deliver any and all papers that may be necessary or desirable to perfect the title, prosecute, secure reissue and file other patent applications relating to THE HYDROGEN INVENTION; and (2) communicate to ASSIGNEE, its successors, assigns or other legal representatives, such facts relating to said invention and potential Letters Patent or the file history hereof as may be known to him, and testify to the same in any proceeding when reasonably requested to do so.

VII. ASSIGNOR and ASSIGNEE agree that the laws of the United States and the laws of the State of South Carolina shall control this assignment.

VIII. ASSIGNEE agrees to the payment of royalties of 80% of the amount agreed to in Para. IV in the event THE HYDROGEN INVENTION is practiced by ASSIGNEE, its successors or assigns in a forum in which there exists no ASSIGNED PATENT RIGHTS.

IX. ASSIGNEE agrees to aggressively pursue the application of THE HYDROGEN INVENTION to include a demonstration-sized installation with construction underway within three (3) years of the date of this agreement. Further, ASSIGNEE agrees to sell, or otherwise cause to happen, a minimum of one (1) commercial installation utilizing THE HYDROGEN INVENTION before or during calendar year 2008. ASSIGNEE understands and agrees that failing to achieve both of the aforementioned milestones, ASSIGNEE agrees to forfeit any and all rights and title to THE HYDROGEN INVENTION and any monies paid and owed back to the ASSIGNOR complete and without prejudice.

ASSIGNOR INITIALS
2/17/05 Date

ASSIGNEE INITIALS
Date 14 Feb 05

X. ASSIGNEE agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of the HYDROGEN INVENTION. ASSIGNEE shall assume full responsibility for its use of the HYDROGEN INVENTION and the ASSIGNMENT OF PATENT RIGHTS and shall, defend, indemnify and hold ASSIGNOR harmless from and against all liability, demands, damages, expenses (including attorney's fees) and losses for death, personal injury, illness, property damage or any other injury or damage arising out of the use by the ASSIGNEE of the HYDROGEN INVENTION and/or the ASSIGNED PATENT RIGHTS.

XI. This agreement shall be binding not only upon the parties hereto but upon their parent organizations, subsidiaries, heirs, executives, administrators, successors, or assigns.

XII. It is understood that no future assignment or change of title, right or interest conveyed by this AGREEMENT shall negate the rightful payment of royalty fees due ASSIGNOR and his rightful heirs as specified herein without the written consent of the ASSIGNOR.

XIV. ASSIGNEE represents that he has had an opportunity to consult legal counsel regarding this ASSIGNMENT and to have legal counsel review this ASSIGNMENT prior to ASSIGNEE executing it.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the date first written above and each Party shall keep one copy, respectively.

RICHARD SZSADOWSKI	**975110 ALBERTA LTD.**
[signature]	By: [signature]
	Name: WILF OUELLETTE
	Title: PRESIDENT

ASSIGNMENT

PROVINCE OF ALBERTA, CANADA

BEFORE ME, the undersigned authority, on this day personally appeared Wilfred Ouellette (for 975110 Alberta Ltd.), known to me to be the person for the ASSIGNEE subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND and seal of office this 14 day of Feb, 2005.

Jannose LeBray

JANNOSE LEBRAY
MY COMMISSION EXPIRES
DECEMBER 28, 2007

The Province of Alberta
My Commission expires
________, 200_

STATE OF SOUTH CAROLINA COUNTY OF GREENVILLE

BEFORE ME, the undersigned authority, on this day personally appeared Richard S. Sadowski, and ________________, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that each executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND and seal of office this 17 day of Feb., 2005

Rosemary E. Wilcox
The State of South Carolina
My Commission expires
10/3, ~~200~~ 2013